EXHIBIT 99.1

Acura Pharmaceuticals Reports Second Quarter 2009 Financial Results

PALATINE, Ill., July 30, 2009 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) (the "Company") today reported a second quarter 2009 net loss of $6.5 million, or $0.14 per share compared to net income of $6.9 million, or $0.13 per diluted share for the second quarter of 2008. For the six months ending June 30, 2009, the Company reported a net loss of $7.8 million, or $0.17 per share compared to net income of $14.3 million, or $0.28 per diluted share for the same period in 2008. As of July 29, 2009, we had cash and cash equivalents of approximately $34.5 million with no term indebtedness.

Our financial results include revenues relating to our License, Development and Commercialization Agreement with King Pharmaceuticals Research and Development, Inc. ("King"), a wholly-owned subsidiary of King Pharmaceuticals, Inc. For the six month period ending June 30, 2009, we recognized $2.1 million in Program Fee Revenue from the amortization of the non-refundable $30.0 million upfront payment received from King in December 2007 and $0.2 million in Collaboration Revenue from reimbursement by King to the Company of Acurox(r) Tablets research and development expenses. For the same period in 2008, we recognized $22.4 million and $5.4 million of Program Fee Revenue and Collaboration Revenue, respectively. Second quarter 2009 revenues include $0.8 million and $0.1 million of Program Fee Revenue and Collaboration Revenue, respectively, compared to the second quarter 2008, which included $8.7 million and $2.0 million of Program Fee Revenue and Collaboration Revenue, respectively. The Company also recognized $5.0 million in Milestone Revenue related to Acurox(r) development in the six and three month periods of 2008.

Our financial results include total share-based compensation expense of $3.8 million and $0.9 million for the six months ended June 30, 2009 and 2008, respectively, and $2.3 million and $0.8 million for the three months ended June 30, 2009 and 2008. Excluding the research and development share-based compensation expense, the Company's research and development expenses decreased $5.4 million and $2.2 million for the six and three months ended June 30, 2009, respectively, as compared with the same periods in 2008. These decreases were primarily attributable to the expenses of the pivotal Phase III clinical study and additional clinical testing of the abuse deterrent features of Acurox(r) Tablets conducted in 2008.

On July 2, 2009, the Company announced that the U.S. Food and Drug Administration ("FDA") issued a Complete Response Letter regarding the New Drug Application ("NDA") for Acurox(r) (oxycodone HC1 and niacin) Tablets CII, with a proposed indication for the relief of moderate-to-severe pain. The Complete Response Letter raises issues regarding the potential abuse deterrent benefits of Acurox(r). The Company is evaluating the FDA's Complete Response Letter and at this stage believes we can respond to the issues raised without conducting any additional studies. We plan to meet with the FDA following submission of our response.

The Company's condensed consolidated balance sheets and statements of operations appear below. Detailed financial statements are included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the Securities and Exchange Commission ("SEC").

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion(r) (abuse deterrent) Technology and related product candidates.

About Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risk factors include, but are not limited to, expectations regarding the timing or content of our response to the FDA concerning the Acurox(r) Tablets Complete Response Letter and expectations regarding any meeting with the FDA to discuss the Complete Response Letter; whether or when we are able to gain FDA approval of the Acurox(r) Tablets NDA; whether additional clinical studies will be required to support FDA approval of the Acurox(r) Tablets NDA; whether or when we may gain FDA approval of product labeling for the proposed indication, or for and label claims relating to the abuse deterrent features and benefits, of Acurox(r). Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, each of which is on file with the SEC.

                      ACURA PHARMACEUTICALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              (Unaudited)   (Audited)
                                                June 30,   December 31,
                                                  2009         2008
                                              -----------  -----------
 Current assets                               $    35,661  $    41,888
 Property, plant and equipment, net                 1,096        1,073
                                              -----------  -----------
   Total assets                               $    36,757  $    42,961
                                              -----------  -----------

 Deferred program fee revenue - current       $     2,527  $     4,632
 Other current liabilities                          1,281        1,265
 Stockholders' equity                              32,949       37,064
                                              -----------  -----------
   Total liabilities and stockholders' equity $    36,757  $    42,961
                                              -----------  -----------

                     ACURA PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except share data)

                                      (Unaudited)       (Unaudited)
                                      Six Months        Three Months
                                     Ended June 30,    Ended June 30,
                                      2009     2008     2009     2008
                                    ----------------  ----------------
 Revenue
   Program fee revenue              $ 2,105  $22,415  $   842  $ 8,708
   Milestone revenue                     --    5,000       --    5,000
   Collaboration revenue                172    5,354       55    1,977
                                    ----------------  ----------------
     Total revenue                    2,277   32,769      897   15,685

 Operating expenses
   Research and development expenses  2,334    7,166    1,205    3,084
   Marketing, general and
    administrative expenses           5,396    2,244    2,948    1,374
                                    ----------------  ----------------
     Total operating expenses         7,730    9,410    4,153    4,458
                                    ----------------  ----------------
     Operating (loss) income         (5,453)  23,359   (3,256)  11,227
 Other income                           111      522       42      225
                                    ----------------  ----------------
 (Loss) income before income tax     (5,342)  23,881   (3,214)  11,452
     Income tax expense               2,455    9,562    3,306    4,582
                                    ----------------  ----------------
 Net (loss) income                  $(7,797) $14,319  $(6,520) $ 6,870
                                    ----------------  ----------------

 (Loss) earnings per share
   Basic                            $ (0.17) $  0.31  $ (0.14) $  0.15
                                    ----------------  ----------------
   Diluted                          $ (0.17) $  0.28  $ (0.14) $  0.13
                                    ----------------  ----------------
 Weighted average shares used in
  computation
   Basic                             45,762   45,665   45,813   45,673
                                    ----------------  ----------------
   Diluted                           45,762   51,319   45,813   51,327
                                    ----------------  ----------------

CONTACT:  Acura Pharmaceuticals
          Peter A. Clemens, SVP & CFO
          847-705-7709